UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2021

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Dr.
Post Office Box 98510
Las Vegas, Nevada
(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2021, Southwest Gas Holdings, Inc. (the “Company”) and Dominion Energy Questar Corporation (the “Seller”), a wholly owned subsidiary of Dominion Energy, Inc., entered into a Purchase and Sale Agreement (the “Purchase Agreement”) pursuant to which the Seller will sell all of the equity interests in Dominion Energy Questar Pipeline, LLC and related entities (the “Questar Pipeline Group”) to the Company (collectively, the “Transaction”). The Company and the Seller currently expect to close the Transaction by December 31, 2021. Pursuant to the Purchase Agreement, the purchase price will be $1.545 billion in cash (subject to certain adjustments) (the “Transaction Consideration”), and the Company will assume approximately $430 million of existing long-term debt as a result of the Transaction.

The Purchase Agreement contains certain termination rights, including a mutual termination right exercisable at any time and a unilateral termination right excisable by either party if certain conditions have not been met by December 31, 2021 (the “Initial Termination Date”), subject to an extension unilaterally exercisable by either party if certain conditions have not been met, subsequently extending the Initial Termination Date through June 30, 2022.

The Company has furnished the Seller with executed debt financing commitments with respect to a new term loan that will provide the funds for the Transaction Consideration. The Transaction is not subject to a financing condition. The Purchase Agreement contains customary requirements for the Seller to cooperate with the Company in obtaining the financing contemplated by the debt commitments.

The completion of the Transaction is subject to customary closing conditions, including the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approval of certain aspects of the Transaction by the Federal Communications Commission, and customary conditions regarding the accuracy of the representations and warranties and compliance by the parties in all material respects with their respective obligations under the Purchase Agreement.

Pursuant to the Purchase Agreement, employees transferred as part of the Transaction will have certain employment protections for generally 24 months following the closing date. In addition, under the terms of the Purchase Agreement, upon the closing of the Transaction, the Company and the Seller will enter into a transition services agreement pursuant to which the Seller will continue to provide certain services with respect to the Questar Pipeline Group for a specified period of time following the closing of the Transaction.

The Purchase Agreement contains customary representations, warranties and covenants related to the conduct of the business and Transaction. The Company and the Seller each have agreed to indemnify the other party for losses arising from certain breaches of representations, warranties and covenants contained in the Purchase Agreement and other liabilities, subject to certain limitations. In connection with the Transaction, the Company intends to purchase a buy-side representations and warranties insurance policy to insure against potential breaches of representations in the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of the specific dates therein and were solely for the benefit of the parties to the Purchase Agreement. The representations and warranties contained in the Purchase Agreement may be subject to limitations agreed upon by the parties to the Purchase Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may be subject to a standard of materiality provided for in the Purchase Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s or the Seller’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On October 5, 2021, the Company issued a press release related to the Transaction, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on October 5, 2021, the Company published an investor presentation related to the Transaction. It is available at www.swgasholdings.com, under the section “Investor Relations – Events and Presentations.”

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Purchase Agreement; (3) risks that the proposed transaction disrupts current plans and operations; (4) the risks related to the ability of the Company to integrate the Questar Pipeline Group; (5) the amount of the costs, fees, expenses and charges related to the Transaction and the actual terms of certain financings that will be obtained for the Transaction; (6) potential negative impacts to the Company’s credit ratings as a result of the Transaction; and (7) other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and in future filings with the Securities and Exchange Commission (the “SEC”). All forward-looking statements speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of October 5, 2021, by and between Dominion Energy Questar Corporation and Southwest Gas Holdings, Inc.*

99.1	Press release dated October 5, 2021.

104	Cover Page formatted in Inline XBRL.

*

The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ Gregory J. Peterson
Date: October 5, 2021	Gregory J. Peterson
Senior Vice President/Chief Financial Officer